Exhibit 99.1

                          Press Release
                          _____________

Release Date: April 30, 2007       Contact: Thomas A. Vento - President
              at 4:30 p.m. EST              Joseph R. Corrato - Executive Vice
                                                                President
                                            (215) 755-1500

   PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES SECOND
                         QUARTER RESULTS

     Philadelphia, Pennsylvania (April 30, 2007) - Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq:PBIP), the "mid-tier" holding company for Prudential Savings Bank (the "Bank"), today reported net income of $965,000 for the quarter ended March 31, 2007 as compared to $955,000 for the same period in
2006.    For the six month period ended March 31, 2007, net income
was $1,861,000 compared to $2,041,000 for the comparable period in 2006. Earnings per share on the Company's outstanding common shares remained constant at $0.08 for the quarters ended March 31, 2007 and 2006; however, earnings per share decreased to $0.16 for the six months ended March 31, 2007 from $0.17 from the comparable period in 2006.

     Tom Vento, President and Chief Executive Officer, stated "We are pleased to have maintained a strong level of earnings during our second quarter while continuing to navigate through the flat yield curve environment which is adversely affecting earnings throughout the industry. We are also pleased to have increased our quarterly dividend by 25% to $.05 per share, substantially completed our third stock repurchase program, and obtained approval for our fourth stock repurchase plan. We are also looking forward to the opening of a new branch in the Old City section of Philadelphia in late spring 2007."

     At March 31, 2007, the Company's total assets were $467.7 million, a decrease of $4.7 million from $472.4 million at September 30, 2006. The decrease was primarily attributable to a decrease in interest-bearing deposits and net repayments in the investment and mortgage-backed security portfolios. Management chose to use the proceeds from excess cash on hand and these repayments to repay higher cost short-term advances from the Federal Home Loan Bank (FHLB).

     Total liabilities decreased $2.3 million to $382.6 million at March 31, 2007 from $384.9 million at September 30, 2006. The decrease was primarily attributable to the repayment of FHLB advances which decreased by $9.0 million, from $31.8 million at September 30, 2006 to $22.8 million at March 31, 2007. Also contributing to the decrease was a $1.3 million decrease in accrued interest payable due to end of year interest crediting. These decreases were partially offset by an $8.4 million increase in deposits, primarily in certificates of deposit.

     Stockholders' equity decreased by $2.4 million to $85.1 million at March 31, 2007 as compared to $87.4 million at September 30, 2006 primarily as a result of the cost of stock repurchased during the six month period of $3.4 million and the declaration of cash dividends of $1.0 million offset by net income during the six month period ended March 31, 2007 of $1.9 million.

     Net interest income decreased $50,000 or 1.6% to $3.1 million for the three months ended March 31, 2007 as compared to $3.2 million for the same period in 2006. The decrease was due to a $820,000 or 29.8% increase in interest expense partially offset by
an $770,000 or 13.0% increase in interest income.    The increase
in interest expense resulted primarily from a 69 basis point increase to 3.83% in the weighted average rate paid on interest-bearing liabilities, reflecting the increase in

                              5

market rates of interest during the past year. Also contributing to the increase in interest expense was a $21.6 million or 6.1% increase in the average balance of interest-bearing liabilities for the three months ended March 31, 2007, as compared to the same period in 2006. The increase in interest income resulted primarily from a 45 basis point increase in the weighted average yield earned on such assets to 5.94% for the quarter ended March 31, 2007 from the comparable period in 2006 combined with a $19.2 million or 4.4% increase in the average balance of interest-earning assets for the three months ended March 31, 2007, as compared to the same period in 2006.

     For the six months ended March 31, 2007, net interest income decreased $126,000 or 2.0% to $6.2 million for the six months ended March 31, 2007 as compared to $6.3 million for the same period in 2006. The decrease was due to a $1.8 million or 33.4% increase in interest expense partially offset by an $1.7 million or 14.2%
increase in interest income.    The increase in interest expense
resulted primarily from an 77 basis point increase to 3.85% in the weighted average rate paid on interest-bearing liabilities, reflecting the increase in market rates of interest during the past year. Also contributing to the increase in interest expense was a $23.2 million or 6.6% increase in the average balance of interest-bearing liabilities for the six months ended March 31, 2007, as compared to the same period in 2006. The increase in interest income resulted primarily from a 50 basis point increase in the weighted average yield earned on such assets to 5.91% for the six month period ended March 31, 2007 from the comparable period in 2006 combined with a $19.6 million or 4.5% increase in the average balance of interest-earning assets for the six months ended March 31, 2007, as compared to the same period in 2006.

     For the quarter ended March 31, 2007, the net interest margin was 2.77%, as compared to 2.93% for the comparable period in 2006. For the six months ended March 31, 2007, the net interest margin was 2.74%, as compared to 2.93% for the comparable period in 2006. The compression in the net interest margin reflected the more rapid increase in the rate paid on the interest-bearing liabilities due to their greater interest rate sensitivity, partially offset by an increase in rates earned on interest-earning assets and by an increase in the volume of interest-earning assets.

     The Company established a provision for loan losses of $15,000 for the quarter ended March 31, 2007 and $75,000 for the six month period ended March 31, 2007. No provisions were made during the comparable periods in 2006. The provisions in the 2007 period were established due to growth in the loan portfolio over the past year. At March 31, 2007, the Company's non-performing assets totaled $559,000, or 0.1% of total assets and consisted of four single-family residential real estate loans, two loans secured by commercial real estate, and one loan insured by a certificate of
deposit which was paid in full in April 2007.   The allowance for
loan losses totaled $693,000, or 0.3% of total loans and 123.97% of non-performing loans.

     Non-interest income decreased $78,000 for the quarter ended March 31, 2007, as compared to the same period in 2006. The decrease was primarily attributable to a $100,000 gain on sale of real estate owned recognized in 2006 which was not applicable in the current period. For the six months ended March 31, 2007, non-interest income increased $61,000, as compared to the same period in 2006. The increase was primarily due a successful recovery of $88,000 in the first fiscal quarter of 2007, which represented a portion of our losses and legal fees related to a previously disclosed lawsuit which was settled in 2004. Also contributing to the increase was an increase in income from bank owned life insurance ("BOLI") of $47,000 for the six months ended March 31, 2007 compared to the comparable period in 2006. Income from BOLI was minimal during the first quarter of the 2006 period as the BOLI was purchased near the end of the first quarter of fiscal 2006. Offsetting the increase was a $100,000 gain on sale of real estate owned recognized in 2006 which was not applicable in the current period.

                               6


     For the quarter ended March 31, 2007, non-interest expense increased $117,000 compared to the same quarter in 2006. This was primarily due to an increase in professional fees of $64,000. The preponderance of the increase in professional fees was related to expenses associated with the defense of a previously disclosed lawsuit commenced in October 2006 by a shareholder, Stilwell Value Partners I, L.P., and increased costs incurred in connection with being a public company. Less significant increases were noted in data processing and office occupancy expenses in part due to the planned opening of a new branch office scheduled for late spring 2007. For the six month period ended March 31, 2007, non-interest expense increased $311,000 compared to the same quarter in 2006. This was primarily due to an increase in professional fees of $216,000. The preponderance of the increase in professional fees was related to expenses associated with the defense of a previously disclosed lawsuit commenced in October 2006 by a shareholder, Stilwell Value Partners I, L.P., and increased costs incurred in connection with being a public company. Less significant increases were noted in office occupancy expenses in part due to the planned opening of a new branch office scheduled for late spring 2007.

     Income tax expense for the quarter and six months ended March 31, 2007 amounted to $237,000 and 658,000, respectively, compared to 507,000 and 929,000, respectively, for the quarter and six
months ended March 31, 2006.   The effective income tax rate
decreased to 19.7% for the quarter ended March 31, 2007 compared to 34.7% for the quarter ended March 31, 2006. For the six month period ended March 31, 2007, the effective tax rate decreased to 26.1% from 31.3% from the comparable period in 2006. The lower effective tax rate in the 2007 periods were primarily attributable to certain tax benefits the Company realized as a result of the adjustment of a valuation allowance that had previously been established for accrued liabilities related to prior period tax accruals and the implementation of various tax strategies.

     Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

     This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

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
                       SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                                        (Unaudited)

                                                     At March 31,        At September 30,
                                                        2007                   2006
                                                ____________________  _______________________
                                                          (Dollars in Thousands)
Selected Financial and Other Data:
Total assets                                          $467,706               $472,381
Cash and cash equivalents                                9,963                 13,428
Investment securities:
  Held-to-maturity                                     131,300                132,084
  Available-for-sale                                    38,545                 38,747
Mortgage-backed securities held-to-maturity             48,930                 50,360
Mortgage-backed securities available-for-sale            4,295                  4,615
Loans receivable, net                                  220,555                219,418
Deposits                                               355,651                347,292
FHLB advances                                           22,764                 31,784
Stockholders' equity                                    85,072                 87,448
Full service offices                                         6                      6


                                     Three Months Ended             Six Months Ended
                                          March 31,                     March 31,
                                ____________________________  ____________________________
                                     2007          2006            2007           2006
                                ______________ _____________  ______________ _____________
                                        (Dollars in                    (Dollars in
                                 Thousands Except Per Share    Thousands Except Per Share
                                          Amounts)                       Amounts)
                                ____________________________  ____________________________
Selected Operating Data:
Total interest income               $6,692       $5,922           $13,375       $11,707
Total interest expense               3,574        2,754             7,168         5,374
Net interest income                  3,118        3,168             6,207         6,333
Provision for loan losses               15            -                75             -
Net interest income after
  provision for loan losses          3,103        3,168             6,132         6,333
Total non-interest income              221          299               531           470
Total non-interest expense           2,122        2,005             4,144         3,833
Income before income taxes           1,202        1,462             2,519         2,970
Income taxes                           237          507               658           929
Net income                             965          955             1,861         2,041
Basic earnings per share              0.08         0.08              0.16          0.17
Diluted earnings per share            0.08         0.08              0.16          0.17

Selected Operating Ratios(1):
Average yield on interest-
  interest-earning assets             5.94%        5.49%             5.91%         5.41%
Average rate on interest-bearing
  liabilities                         3.83%        3.14%             3.85%         3.08%
Average interest rate spread(2)       2.11%        2.35%             2.06%         2.33%
Net interest margin(2)                2.77%        2.93%             2.74%         2.93%
Average interest-earning assets
  to average interest-bearing
  liabilities                       120.91%      122.88%           121.41%       123.84%
Net interest income after
  provision for loan losses to
  non-interest expense              146.23%      158.00%           147.97%       165.22%
Total non-interest expense to
  average assets                      1.82%        1.79%             1.77%         1.72%
Efficiency ratio(3)                  63.55%       57.83%            61.50%        56.34%
Return on average assets              0.83%        0.85%             0.79%         0.91%
Return on average equity              4.43%        4.21%             4.26%         4.47%
Average equity to average assets     18.65%       20.28%            18.67%        20.43%







                                             8


                                                                   For the Three Months Ended    For the Six Months Ended
                                                                             March 31,                    March 31,
                                                                  ____________________________  __________________________
                                                                      2007             2006        2007            2006
Asset Quality Ratios(4)
Non-performing loans as a percent of loans receivable, net(5)         0.25%            0.15%       0.25%           0.15%
Non-performing assets as a percent of total assets(5)                 0.12%            0.07%       0.12%           0.07%
Allowance for loan losses as a percent of total loans                 0.28%            0.24%       0.28%           0.24%
Allowance for loan losses as a percent of non-performing loans      123.97%          187.88%     123.97%         187.88%
Net charge-offs to average loans receivable                           0.00%            0.00%       0.00%           0.00%

Capital Ratio(4)
Tier 1 leverage ratio
     Company                                                         18.13%           20.09%      18.13%          20.09%
     Bank                                                            15.26%           14.95%      15.26%          14.95%
Tier 1 risk-based capital ratio
     Company                                                         38.72%           43.82%      38.72%          43.82%
     Bank                                                            32.60%           32.62%      32.60%          32.62%
Total risk-based capital ratio
     Company                                                         39.16%           44.23%      39.16%          44.23%
     Bank                                                            33.03%           33.03%      33.03%          33.03%

__________________________________________

(1)  With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(2)  Average interest rate spread represents the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)  The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4)  Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.

(5)  Non-performing assets generally consist of all loans 90 days or more past due and real estate acquired through foreclosure or acceptance of a deed in-lieu of foreclosure.  It is the Bank's policy to cease accruing interest on all loans, other than single-family residential mortgage loans, which are 90 days or more past due as to interest or principal.  The
Company had no real estate owned at March 31, 2007 or 2006.











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